Exhibit 99.2

urban-gro, Inc. Outlines Strategy Targeting Global T20 Cricket Market and Near-Term Execution Milestones

LAFAYETTE, COLORADO / GlobeNewswire / April 6th , 2026 / urban-gro, Inc. (Nasdaq: UGRO) (“urban-gro” or the “Company”), today furnished an investor presentation via a Current Report on Form 8-K, outlining elements of its strategic focus on opportunities within the global T20 cricket ecosystem, a market characterized by significant media rights activity, franchise development, and growing global audience engagement.

Following the recent strategic integration of urban-gro with Flash Sports & Media, Inc. (Flash) and Innovative Production Group, Inc. (IPG), the Company has established a vertically integrated platform designed to originate, control, and monetize premium sports and entertainment IP at scale.

Defined Catalyst Stack with Near-Term Execution Timeline:

Catalyst 1 – Market Entry (Immediate): Targeted May 15, 2026 player draft and auction (LPL Season 6), establishing Flash’s entry point into one of the fastest-growing segments in global sports.

Catalyst 2 – Platform Activation (Near-Term): Monetization through sponsorships, media rights packaging, and branded content tied to live event infrastructure.

Catalyst 3 – Revenue Scaling (Mid-Term): Expansion into league participation, franchise economics, and multi-event programming to drive recurring revenue streams.

Catalyst 4 – Global Replication (Longer-Term): Deployment of a repeatable, asset-light platform across additional geographies and sports verticals.

There can be no assurance that these catalysts will be realized or that they will result in any particular business or financial outcome.

Valuation Benchmark Context:

According to publicly available reports from Reuters, the global T20 cricket ecosystem has experienced significant media rights transactions and franchise valuation activity. For example, Reuters has reported that the Indian Premier League’s (IPL) 2023–2027 media rights were awarded for approximately $6.2 billion, and that the league’s brand value has been estimated at approximately $12 billion in 2024. Reuters has also reported that Royal Challengers Bengaluru was sold at a valuation of approximately $1.78 billion.

These third-party data points are provided solely for general industry context. Such information is not indicative of the Company’s current or future performance, and investors should not place undue reliance on such comparisons. As the Company executes against its defined roadmap, management believes increasing visibility into revenue generation, monetization milestones, and platform scalability may provide additional transparency regarding the Company’s strategic initiatives over time.

“We are focused on executing against a defined roadmap with near-term milestones that we believe will increase visibility into our platform, support revenue development, and support the Company’s long-term strategic objectives,” said Bradley Nattrass, Chief Executive Officer of urban-gro, Inc.

The investor presentation was furnished under Items 7.01 and 8.01 of Form 8-K in compliance with Regulation FD and is available via the Company’s investor relations channels. The information contained in this press release is intended to be consistent with, and should be read in conjunction with, the investor presentation furnished by the Company on Form 8-K.

About urban-gro, Inc.

Following its recent combination with Flash and IPG, the Company has evolved into a diversified sports, media, and experiential marketing platform focused on the creation, production, and monetization of live events, original content, and branded fan experiences. The platform operates across multiple sports and entertainment verticals, leveraging proprietary intellectual property, strategic partnerships, and high-impact experiential activations to engage global audiences and deliver measurable value for brands, sponsors, and media partners. Flash integrates content creation, event execution, and media distribution into a unified, scalable model designed to capitalize on the growing global demand for premium sports and entertainment experiences.

For more information, visit https://flashsportsandmedia.com

https://www.theipggroup.com

Investor Contact:

Investors@urbangro.com

Investors@flashsm.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Company’s expectations, beliefs, or intentions regarding the potential benefits of its recent business combination with Flash Sports & Media, Inc., the development and commercialization of sports and media platforms, participation in the global T20 cricket ecosystem, anticipated market opportunities, expansion into new geographic markets, and potential future revenues, partnerships, or infrastructure-related opportunities. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “expect,” “intend,” “plan,” “may,” “will,” “could,” “seek,” “estimate,” “potential,” or similar expressions. Investors are cautioned not to place undue reliance on any forward-looking statements, including statements regarding market opportunities or potential monetization.

These forward-looking statements are based on current expectations, estimates, and assumptions and involve known and unknown risks and uncertainties that could cause actual results and outcomes to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, without limitation: the Company’s ability to successfully integrate Flash Sports & Media and realize anticipated synergies; the Company’s ability to develop, monetize, and scale its sports, media, and experiential business lines; the timing and success of expansion into new markets; the Company’s ability to establish or maintain strategic relationships, partnerships, or commercial arrangements; the extent to which industry developments referenced in this press release translate into opportunities for the Company; the Company’s ability to generate revenues from its current or anticipated operations; general economic, market, and industry conditions; competitive dynamics within the sports and media sectors; regulatory and legal considerations; and the Company’s ability to maintain compliance with applicable listing standards of The Nasdaq Stock Market LLC.

Additional factors that could cause actual results to differ materially from those described in forward-looking statements can be found in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as other filings made with the Securities and Exchange Commission, which are available at www.sec.gov.

Forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities.